UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2016 (September 30, 2016)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane Johnson City, Tennessee	37604
(Address of principal executive offices)	(Zip Code)

(423) 434-8310

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2016, NN, Inc., a Delaware corporation (the “Company”), certain Company subsidiaries named therein, SunTrust Bank (“SunTrust), KeyBank National Association (“KeyBank”) and Regions Bank (“Regions”) entered into the Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”), which amended and restated the Company’s existing credit agreement dated as of October 19, 2015, as amended on November 9, 2015, by and among the Company, KeyBank, Regions, and SunTrust and the lenders from time to time party thereto (as amended and restated, the “Amended and Restated Credit Agreement”) to provide for a $545 million term loan credit facility (the “Term Loan Credit Facility”) and a $133 million revolving loan credit facility (the “Revolving Loan Credit Facility” and together with the Term Loan Credit Facility, the “Credit Facilities”) on the terms and conditions set forth below.

Notably, the Amended and Restated Credit Agreement: (i) increases the Revolving Loan Credit Facility from $100 million to $133 million; (ii) with respect to certain borrowings under the Term Loan Credit Facility, lowers the applicable margin by 0.50% per annum, from 4.75% to 4.25%, and lowers the interest rate floor by 0.25% per annum, from 1.00% to 0.75%; and (iii) changes the administrative agent to SunTrust.

The following is a brief summary of the Amended and Restated Credit Agreement.

Interest. The interest rates applicable to borrowings under the Credit Facilities provided in the Amended and Restated Credit Agreement are based on a fluctuating rate of interest measured by reference to either, at the Company’s option, (i) a base rate, plus an applicable margin, or (ii) the greater of the London Interbank Offered Rate (“LIBOR”) or 0.75%, plus an applicable margin. The initial applicable margin for all borrowings under the Term Loan Credit Facility is 3.25% per annum with respect to base rate borrowings and 4.25% per annum with respect to LIBOR borrowings. The initial applicable margin for Revolving Loan Credit Facility borrowings is 2.50% per annum with respect to base rate borrowings and 3.50% per annum with respect to LIBOR borrowings, which shall be in effect until the Company provides SunTrust with a compliance certificate, as required by the Amended and Restated Credit Agreement. Thereafter, the applicable margin shall be determined by reference to a ratio of the Company’s consolidated leverage ratio, as such term is defined in the Amended and Restated Credit Agreement.

Prepayments. The Company may voluntarily prepay outstanding loans under the Credit Facilities, in whole or in part without premium or penalty. The Amended and Restated Credit Agreement requires the Company to prepay outstanding loans, subject to certain exceptions, with: (i) a variable percentage of excess cash flow; (ii) 100% of the net cash proceeds of non-ordinary course asset sales or other dispositions of property by the Company or any of its subsidiaries, and 100% of the net cash proceeds from certain insurance and condemnation events with respect to the Company’s assets, subject to customary thresholds and reinvestment rights; (iii) 100% of the net cash proceeds from the issuance or incurrence of debt obligations for borrowed money not permitted by the Amended and Restated Credit Agreement by the Company or any of its subsidiaries; and (iv) 100% of any cash received not in the ordinary course of business.

Maturity. The Revolving Loan Credit Facility matures on October 19, 2020. The Term Loan Credit Facility matures on October 19, 2022.

Guarantee and Security. The Company’s obligations under the Amended and Restated Credit Agreement are guaranteed by the Company and each of the Company’s direct and indirect, existing and future domestic subsidiaries, subject to customary exceptions and limitations. The Amended and Restated Credit Agreement is secured by a first priority lien over substantially all of the Company’s and each guarantor’s assets, subject to certain customary exceptions.

Covenants. The Credit Facilities are subject to negative covenants that, among other things and subject to certain exceptions, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur liens; (ii) incur indebtedness; (iii) make investments and acquisitions; (iv) merge, liquidate or dissolve; (v) sell assets, including capital stock of subsidiaries; (vi) pay dividends on capital stock or redeem, repurchase or retire capital stock; (vii) alter the Company’s business; (viii) engage in transactions with the Company’s affiliates; and (ix) enter into agreements limiting subsidiary dividends and distributions. In the event borrowings under the Revolving Loan

Credit Facility exceed 30.0% of the aggregate commitments under such Revolving Loan Credit Facility, the Company will become subject to a financial covenant that requires the Company to maintain a specified consolidated net leverage ratio, as such term is defined in the Amended and Restated Credit Agreement.

Events of Default. The Amended and Restated Credit Agreement also contains certain customary events of default (including, among others, an event of default upon a change of control). If an event of default occurs and is not cured or waived, the lenders under the Amended and Restated Credit Agreement are entitled to take various actions, including the acceleration of amounts due under the Amended and Restated Credit Agreement and all actions permitted to be taken by a secured creditor.

Incremental Facilities. The Amended and Restated Credit Agreement provides that the Company has the right at any time to request one or more increases in the revolving loan commitments or term loan commitments up to $100 million in the aggregate, provided that, unless the administrative agent otherwise agrees, any such request for an incremental increase must exceed $25 million and no event of default exists at the time of such request. Such incremental increases in commitments or loans are subject to certain customary conditions precedent.

The foregoing summary is qualified in its entirety by reference to the full text of the Amendment and Restatement Agreement, including the Amended and Restated Credit Agreement attached thereto as Exhibit B, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K above is incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On October 3, 2016, the Company issued a press release, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated as of September 30, 2016, by and among NN, Inc., certain NN, Inc. subsidiaries named therein, SunTrust Bank, KeyBank National Association and Regions Bank

99.1	Press Release of NN, Inc. dated October 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2016

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated as of September 30, 2016, by and among NN, Inc., certain NN, Inc. subsidiaries named therein, SunTrust Bank, KeyBank National Association and Regions Bank

99.1	Press Release of NN, Inc. dated October 3, 2016.